Exhibit 99.1

Scientific Games Hires New Chief Financial Officer

Michael Eklund will become CFO on June 1, 2020; current CFO
Michael Quartieri will remain full time until June 30 and in consulting role through December 31

LAS VEGAS – May 21, 2020 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that Michael Eklund will become its Chief Financial Officer on June 1, 2020.  Mike Eklund spent more than 20 years at Dell Technologies in both financial and operational roles, including leading the value creation and integration function for the $67 billion Dell-EMC combination and serving as chief financial officer of Dell’s $40 billion-plus Client Solutions Business Unit and Global Operations organization.  Most recently, he has served as CFO of IRI, a global leader in innovative data and analytic solutions and services for consumer, retail and media companies.  Michael Quartieri will remain full time with the Company until June 30, 2020 and will serve in a consulting role through December 31, 2020.

Scientific Games CEO Barry Cottle said: “Mike Quartieri has done an outstanding job over the last four years building a world class financial team, revitalizing our financial management and refinancing our debt.  The Board of Directors and I are very grateful for Mike’s constant dedication to the success of the Company and its people.  Mike now wants to move to a new industry with new challenges after many years in the gaming business.  He wanted to leave earlier this year but, after the COVID-19 pandemic hit, Mike agreed to stay to help the Company with that crisis.  Mike has led our efforts to reduce our cash burn while preserving key operations, developing plans to manage through the pandemic, preparing to be an even stronger competitor as we emerge from the crisis and working with our lenders to get our Credit Agreement amended to provide covenant relief.   With those key steps taken, we are now ready to proceed with the transition to a new CFO.

We are very fortunate to have Mike Eklund join us starting on June 1.  He has a wealth of experience in financial and operational leadership and a passion for aligning all aspects of a company’s finance and operations with its core business model that positions him well to build on Mike Quartieri’s legacy.”

© 2020 Scientific Games Corporation. All rights reserved.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Scientific Games offers the gaming industry’s broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

Media Inquiries:
Media@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 18, 2020 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.